Exhibit 10.21

Amendment to Strategic Supply Alliance Agreement

This Amendment to the Agreement (as defined below) is made effective on October 27, 2011 (“Effective Date”), by and between,

1.	Novozymes Biopharma Sweden AB having its address at St Lars Väg 47, 220 09 Lund (the “Supplier”), and

2.	GE Healthcare Bio-Sciences AB having its address at Björkgatan 30, S-751 84 Uppsala, Sweden (“GEHC”).

Recitals

A.	The Parties have entered into a Strategic Supplier Alliance Agreement (the “Agreement”) effective July 7, 2011 concerning the supplies of certain protein ligands to GEHC.

B.	The manufacturing and supply business of cell culture ingredients and protein A affinity ligands for use in industrial cell culture, stem and therapeutic cell culture and biopharmaceutical manufacturing (the “Business”) run by the Supplier and Novozymes Biopharma DK A/S, a company organized under the laws of Denmark and the sole stockholder of the Supplier (“Novozymes Parent”), is expected to be sold to an affiliate of Repligen Corporation, a corporation organized under the laws of the state of Delaware in the United States (“Repligen”), pursuant to a purchase agreement (the “Purchase Agreement”), entered into on or about the date hereof, by and among Novozymes Parent, Repligen and the other parties thereto (the sale of the Business referred to herein is defined as the “Transaction”).

C.	In connection with the Transaction, the Parties wish to have the Agreement amended in accordance with the provisions below.

Considering the above the Parties have entered into the following amendment to the Agreement (the “Amendment”).

Amendment

1.	For purposes hereof and the Agreement, the term “Transaction” shall mean the sale of the manufacturing and supply business of cell culture ingredients and protein A affinity ligands for use in industrial cell culture, stem and therapeutic cell culture and biopharmaceutical manufacturing business run by Supplier and Novozymes Biopharma DK A/S, a company organized under the laws of Denmark and the sole stockholder of Supplier, to an affiliate of Repligen Corporation, a Delaware corporation (“Repligen”), pursuant to an agreement entered into by and among Novozymes Biopharma DK A/S, Repligen and the other parties thereto. Terms not otherwise defined in this Amendment shall have the meanings defined in the Agreement.

2.	Except as expressly amended herein, all terms and conditions of the Agreement shall remain in full force and effect.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

3.	The Amendment shall be effective as from the Effective Date.

4.	Section 9 of Attachment E of the Agreement shall be amended to include a new Section 9.3 as follows:

“If the Transaction is consummated, the Supplier and GEHC agree to each use commercially reasonable efforts to define Supplier’s internal contingency arrangements to support GEHC’s continuity of supply regarding both (a) Supplier and its main operating facility as of the date hereof located in Lund, Sweden (the “Lund Facility”) and (b) Repligen and its main operating facility as of the date hereof located in Waltham, Massachusetts, United States (the “Waltham Facility”) in order to meet GEHC’s customers’ requirements for documenting security of supply to the extent reasonably practicable. If the Transaction is consummated, the Supplier agrees to provide GEHC with a revised draft of such contingency arrangements for review. GEHC agrees to notify the Supplier in writing of any proposed revisions to such draft contingency arrangements within [*] ([*]) days of receipt, which proposed revisions shall thereafter be considered by Supplier, and mutually discussed by Supplier and GEHC, each acting reasonably, until promptly resolved; provided that if GEHC fails to deliver any such written notice of any proposed revisions to Supplier within [*] ([*]) days of receipt, then GEHC will be deemed to have accepted such contingency arrangements submitted by Supplier.”

5.	Section 9 of Attachment E of the Agreement shall be amended to include a new Section 9.4 as follows:

“Until such year as GEHC and its Affiliates purchase from Supplier hereunder and from Repligen, in the aggregate, less than [*]% of the total combined volume of all Recombinant Products Zata and rPA purchased by GEHC and its Affiliates worldwide, the Supplier hereby covenants that [*] percent ([*]%)[*] of the total combined volume of Recombinant Products Zata and rPA manufactured at the Lund Facility and the Waltham Facility shall be manufactured at the Lund Facility.”

6.	The first paragraph of Section 16.1 of Attachment E of the Agreement shall be amended and restated in its entirety as follows:

“This Agreement shall commence on the Effective Date and, subject as hereinafter provided, shall continue in effect until December 31, 2016. Notwithstanding the aforementioned, [*] upon [*] ([*]) year prior written notice to Supplier, provided that GEHC may not issue such notice [*] until after 31 December 2013.”

7.	Section 16.2 of Attachment E of the Agreement shall be amended and restated in its entirety as follows:

“GEHC shall have the right to terminate the Agreement with eighteen (18) months written notice if the Supplier or any of its Affiliates markets or sells any immobilized chromatography products that (i) is functionally substitutable (based on technical performance) with GEHC´s chromatography products containing the Products (as exemplified by MabSelect and MabSelect SuRe) or (ii) contains Native Products; provided that GEHC prior to termination shall give the Supplier thirty (30) days written

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

notice of its intent to terminate the Agreement and should the Supplier provide reasonable explanation of compliance or stop selling or marketing such product during the thirty day period, as certified by the Supplier to GEHC in writing, then GEHC shall not have the right to terminate the Agreement referring to such circumstances.”

8.	Subject to and contingent upon the consummation of the Transaction, all references to the “Novozymes group of companies” shall be amended to refer to the “Repligen Corporation group of companies (which includes, for the avoidance of doubt, Repligen Corporation and its wholly owned subsidiaries).

9.	GEHC agrees to waive all rights to terminate the Agreement under Section 16.3 of Attachment E of the Agreement with respect to the Transaction.

10.	Effect of Amendment. In the event that the Transaction is not consummated by December 31, 2011, GEHC and Supplier shall each have the right to terminate unilaterally this Amendment by giving the other party hereto written notice no later than fifteen (15) days following such date and, if such notice is delivered, this Amendment and the changes to the Agreement contemplated hereby shall be of no force or effect. The parties hereto agree that except as otherwise set forth herein, all terms of the Agreement shall remain in full force and effect. In the event of any inconsistency or conflict between the Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

11.	Entire Agreement. This Amendment and the Agreement, including the Attachments, exhibits, schedules and other documents referred to therein which form a part thereof, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. Except as provided herein, from and after the execution of a counterpart hereof by the parties hereto, any reference to the Agreement shall be deemed to be a reference to the Agreement as amended hereby.

12.	Governing Law. This Amendment and any disputes hereunder shall be governed by and construed in accordance with the laws of Sweden without giving effect to the conflict of law principles thereof. The United Nations Convention on Contracts for International Sales of Goods shall not apply to this Amendment.

13.	Counterparts. This Amendment may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. Any signature page delivered by a facsimile machine shall be binding to the same extent as an original signature page with regard to any agreement subject to the terms hereof or any amendment thereto.

[SIGNATURE PAGES FOLLOW]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.

This Amendment has been executed in two originals whereof the Parties have taken one each.

NOVOZYMES BIOPHARMA SWEDEN AB		GE HEALTHCARE BIO-SCIENCES AB

By:	/s/ Thomas S. Batchelor	By:	/s/ Magnus Lundgren

Name:	Thomas S. Batchelor	Name:	Magnus Lundgren

Title:	Director, M&A	Title:	Global Sourcing Exeuctive

Date:	27 October, 2011	Date:	27 October, 2011

By:	/s/ Niels Münter

Name:	Niels Münter

Title:	Legal Counsel

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Exchange Act; [*] denotes omissions.